Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of U.S. Bancorp, a Delaware corporation (the “Company”), hereby makes, constitutes and appoints Andrew Cecere and James L. Chosy, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, with power to act without any other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports on Form 10-K of the Company for the fiscal year ended December 31, 2024, under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, and any and all amendments or supplements thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or incidental to the performance and execution of the powers granted herein, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has set his or her hand this 28th day of January, 2025.

/s/ Warner L. Baxter	/s/ Roland A. Hernandez
Warner L. Baxter	Roland A. Hernandez

/s/ Dorothy J. Bridges	/s/ Richard P. McKenney
Dorothy J. Bridges	Richard P. McKenney

/s/ Elizabeth L. Buse	/s/ Yusuf I. Mehdi
Elizabeth L. Buse	Yusuf I. Mehdi

/s/ Alan B. Colberg	/s/ Loretta E. Reynolds
Alan B. Colberg	Loretta E. Reynolds

/s/ Kimberly N. Ellison-Taylor	/s/ John P. Wiehoff
Kimberly N. Ellison-Taylor	John P. Wiehoff

/s/ Aleem Gillani	/s/ Scott W. Wine
Aleem Gillani	Scott W. Wine

/s/ Kimberly J. Harris
Kimberly J. Harris